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Exhibit 23.3

[Letterhead of Ernst & Young]

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 of Valero Energy Corporation for the registration of its common stock and to the incorporation by reference therein of our report dated March 11, 2004, with respect to the consolidated financial statements of Valero Energy Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

May 13, 2005

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm